SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 20, 2002

CONCENTRA OPERATING CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	001-15699	75-2822620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5080 Spectrum Drive Suite 400—West Tower Addison, Texas		75001
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 364-8000

Not Applicable
(former address if changed since last report)

Item 7.    Financial Statements and Exhibits

(c)  Exhibits

99.1	Press Release of the Registrant dated November 20, 2002

99.2	Schedule containing description of amended leverage ratio and interest coverage ratio covenants under the Registrant’s $475 Million Senior Credit Agreement

Item 9.    Regulation FD Disclosure

See the press release attached hereto as Exhibit 99.1 dated November 20, 2002, announcing (1) the completion of the sale by Concentra Inc., parent company of Concentra Operating Corporation, of $25,000,000 in common stock, (2) the contribution of the proceeds of that equity sale to Concentra Operating Corporation and Concentra Operating Corporation’s planned prepayment of $25,000,000 of senior term indebtedness, (3) approval from Concentra Operating Corporation’s senior lenders for its requested changes to future leverage and interest coverage ratio requirements, and (4) the Company’s planned December 1, 2002, acquisitions of OccMed Systems, Inc. and Em3 Corporation.

See the schedule attached hereto as Exhibit 99.2 containing a description of the amended leverage ratio and interest coverage ratio covenants under Concentra Operating Corporation’s $475 Million Senior Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA OPERATING CORPORATION (Registrant)

By:	/s/ Richard A. Parr II
Name:	Richard A. Parr II
Title:	Executive Vice President, General Counsel & Secretary

Date:    November 21, 2002

INDEX TO EXHIBITS

EXHIBIT NUMBER

99.1	Press Release of the Registrant dated November 5, 2002

99.2	Schedule containing description of amended leverage ratio and interest coverage ratio covenants under the Registrant’s $475 Million Senior Credit Agreement